UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 1, 2014

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 6, 2014, Sempra Energy and its project partners, comprised of affiliates of GDF SUEZ S.A., Mitsui & Co., Ltd., and Mitsubishi Corporation (through a related company jointly established with Nippon Yusen Kabushiki Kaisha (“NYK,” together with Mitsui & Co., Ltd. and Mitsubishi Corporation, the “Japanese Sponsors”)), provided their respective final investment decision with respect to the investment in the development, construction and operation of the natural gas liquefaction export facility at the terminal owned by Cameron LNG, LLC (“Cameron LNG”). On the same date, Cameron LNG entered into finance documents for senior secured financing in an initial aggregate principal amount of up to $7.4 billion pursuant to (i) a $2.5 billion loan facility agreement, among Cameron LNG, Japan Bank for International Cooperation (“JBIC”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as loan facility agent (the “JBIC Loan Facility Agreement”), (ii) a $2.0 billion loan facility agreement, among Cameron LNG, 15 commercial banks and Sumitomo Mitsui Banking Corporation as facility agent (the “NEXI Covered Loan Facility Agreement”), in respect of which the lenders will benefit from insurance coverage provided by Nippon Export and Investment Insurance (“NEXI”) and (iii) a $2.9 billion loan facility agreement, among Cameron LNG, 25 commercial banks and Mizuho Bank, Ltd., as facility agent (such facility agreements, collectively, the “Loan Facility Agreements”).

The effective date of the Cameron LNG joint venture among Sempra Energy and its project partners occurred on October 1, 2014 after satisfaction of various conditions, including receipt of final regulatory approval and satisfaction of the certain conditions precedent to the first disbursement of the project financing.  Upon the effectiveness of the Cameron LNG joint venture, the project partners were issued indirect equity interests in Cameron LNG in an aggregate of 49.8 percent, and Cameron LNG thereby ceased to be wholly owned or controlled by Sempra Energy, which now owns 50.2 percent of Cameron LNG. As of the effective date, Sempra Energy will account for its investment in the Cameron LNG joint venture under the equity method.  The occurrence of the effectiveness of the Cameron LNG joint venture is a condition precedent to first disbursement of funds under the Loan Facility Agreements, and the Sempra Energy guarantee in respect of the guarantee of 50.2 percent of the Cameron LNG financing also became effective upon effectiveness of the Cameron LNG joint venture.

Cameron LNG Financing

General

The Cameron LNG Loan Facility Agreements and related finance documents, including a common terms agreement, provide senior secured term loans with a term of 16 years and a maturity date of July 15, 2030.  The proceeds of loans under these agreements will be used for purposes of financing the cost of development and construction of the Cameron LNG project.  The Loan Facility Agreements and related finance documents contain customary representations and affirmative and negative covenants for project finance facilities of this type with lenders of the type participating in the Cameron LNG financing.

Interest

The weighted average all-in cost of the loans outstanding under all the Loan Facility Agreements (and based on certain assumptions as to timing of drawdown) is 1.59 percent per annum over LIBOR prior to “financial completion” of the project (which occurs upon satisfaction of certain conditions under Cameron LNG’s finance documents, including all three trains achieving commercial operation and meeting certain operational performance tests), and 1.78 percent per annum over LIBOR following financial completion of the project. Financial completion is anticipated to occur in the second half of 2019.

Interest is payable semi-annually in arrears on payment dates set at January 15 and July 15 of each year. The first payment of principal is scheduled for the earlier of the first such payment date occurring more than six months following the occurrence of financial completion and July 15, 2020.

Mandatory Prepayments

Cameron LNG also must make mandatory prepayments of all loans made under the Loan Facility Agreements under certain circumstances, including: upon receipt of certain insurance proceeds and expropriation compensation; upon receipt of certain performance liquidated damages under Cameron LNG’s engineering, procurement and construction contract for the liquefaction terminal; in connection with the loss of its tolling agreements or export permits that result in a reduction of Cameron LNG’s debt service coverage ratios below a specified threshold; if it becomes unlawful in any applicable jurisdiction for a lender to fund or maintain its loans; or in connection with any mandatory prepayment of senior notes outstanding (if any).

The loans under the NEXI Covered Loan Facility Agreement and the loans held by JBIC under the JBIC Loan Facility Agreement are subject to certain additional mandatory prepayments that would be triggered if the Japanese Sponsors fail to maintain certain ownership interests in Cameron LNG, if Cameron LNG’s Japanese tolling customers do not hold commitments for a certain quantum of nameplate capacity at the liquefaction terminal or if the aggregate annual contracted LNG commitments by Cameron LNG’s tolling customers to Japanese LNG buyers fall below a certain minimum threshold under certain circumstances.

Representations and Covenants

The Loan Facility Agreements and related finance documents include customary representations and affirmative and negative covenants for project finance facilities and companies of this type and with lenders of the type participating in the Cameron LNG financing, including, among others: covenants relating to compliance with laws (including environmental laws); conditions to the making of restricted payments (including dividends), maintenance of minimum insurance; maintenance of material project agreements; limitations on indebtedness, guarantees, liens and investments; maintenance of certain interest rate hedging arrangements; and maintenance of and compliance with various permits. These covenants are subject to certain materiality qualifiers, reasonableness standards, thresholds and grace periods.

Expansions of the Cameron LNG facilities beyond the first three trains are subject to certain restrictions and conditions under the finance agreements.  These restrictions include, among others, certain timing restrictions on expansions of the project unless appropriate prior consent is obtained from the lenders.

Events of Default

Cameron LNG’s Loan Facility Agreements and related finance documents also contain events of default customary for such financings, including events of default for: failure to pay principal and interest on the due date; insolvency of Cameron LNG; abandonment of the project; expropriation; unenforceability or termination of the finance documents; and a failure to achieve financial completion of the project, which is subject to satisfaction of certain conditions (including all three trains achieving commercial operation and meeting certain operational performance tests), by a financial completion deadline date of September 30, 2021 (with up to an additional 365 days extension beyond such date which is permitted in cases of force majeure).  A delay in construction that results in a failure to achieve financial completion of the project by this financial completion deadline date would therefore result in an event of default under Cameron LNG’s financing and a potential demand on Sempra Energy’s guarantee.  The occurrence of any of these events of default would permit the lenders to accelerate senior debt obligations, cancel their debt commitments and exercise other remedies (including taking enforcement action against the security interests granted to the lenders), subject, in certain instances, to the expiration of a period during which Cameron LNG may cure the relevant default.

Security

To support Cameron LNG’s obligations under the Loan Facility Agreements and related finance documents, Cameron LNG has granted security over all of its assets, subject to customary exceptions, and all equity interests in Cameron LNG have been pledged to HSBC Bank USA, National Association, as security trustee for the benefit of all of Cameron LNG’s creditors. As a result, an enforcement action by the lenders taken in accordance with the finance documents could result in the exercise of such security interests by the lenders and the loss of ownership interests in Cameron LNG by Sempra Energy and the other project partners.

Sempra Energy Completion Guarantee

On August 6, 2014, Sempra Energy entered into a completion agreement in favor of HSBC Bank USA, National Association, as security trustee for the benefit of all of Cameron LNG’s creditors.  Pursuant to this completion agreement, Sempra Energy has severally guaranteed 50.2 percent of Cameron LNG’s senior debt obligations under the financing contemplated under the Loan Facility Agreements and related finance documents, including principal, interest, fees and expenses thereunder. Completion guarantees in respect of the remaining 49.8 percent of Cameron LNG’s senior secured financing have been provided by the other project partners.  Based on commitments for a principal amount of $7.4 billion under this Cameron LNG financing, the maximum principal amount of this financing that is guaranteed by Sempra Energy under its completion guarantee would be $3.7 billion.  The Sempra Energy completion agreement became effective upon effectiveness of the Cameron LNG joint venture on October 1, 2014.

The completion agreement includes usual and customary representations, affirmative and negative covenants and events of default for companies such as Sempra Energy and transactions of this type, including defaults relating to, among others, failure to pay amounts under the guarantee when due, breach of representations and warranties and covenants, declaration of bankruptcy and breach of certain agreed transfer restrictions applicable to Sempra Energy’s ownership interest in Cameron LNG and the project.

The security trustee under Cameron LNG’s financing can demand that a payment be made by Sempra Energy under its guarantee of Sempra Energy’s 50.2 percent share of senior debt obligations due and payable either on the date such amounts were due from Cameron LNG (taking into account cure periods) in the event of a failure by Cameron LNG to pay such senior debt obligations when they become due or within 10 business days in the event of an acceleration of senior debt obligations under the terms of the finance documents.  If an event of default occurs under the Sempra Energy completion agreement, the security trustee can demand that Sempra Energy purchase its 50.2 percent share of all then outstanding senior debt obligations within five business days (other than in the case of a bankruptcy default, which is automatic).

Sempra Energy’s completion agreement, and guarantee made under it, will terminate upon financial completion of the project, which is subject to satisfaction of certain conditions, including all three trains achieving commercial operation and meeting certain operational performance tests. The completion agreement is anticipated to be terminated in the second half of 2019, which is the currently expected timing for the project achieving financial completion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: October 2, 2014	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer